UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  January 17, 2008

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK (Address of principal executive offices)		10504
		(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

The registrant’s press release dated January 17, 2008, regarding its financial results for the periods ended December 31, 2007, including consolidated financial statements for the periods ended December 31, 2007, is Attachment I of this Form 8-K.  Attachment II are the slides for IBM’s Chief Financial Officer Mark Loughridge’s fourth quarter earnings presentation on January 17, 2008, as well as certain reconciliation and other information (“Non-GAAP Supplementary Materials”) for information in Attachment I (press release), Attachment II (slides) and in Mr. Loughridge’s presentation. All of the information in Attachments I and II is hereby filed except for the following, which is furnished but not filed:

Press Release

The following statement on Page 1:  “Revenues were flat excluding the year-to-year impact of the Printing Systems Division divestiture in June 2007.”

Slides

On Slide 3 (4Q 2007 Summary), the following information:  “Revenue flat*”

On Slide 10 (Revenue by Segment), the data in the row identified as “without Printers”.

On Slide 14 (Systems & Technology Segment):

— the data in the row identified as “without Printers” for the two columns under “B/(W) Yr/Yr”

— the data in the row identified as “Total Systems & Technology w/o Printers”

On Slide 24 (Supplemental Segment Information - 4Q 2007), the data in the row identified as “Total Systems & Technology without Printers”

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 17, 2008

	By:	/s/ Timothy S. Shaughnessy

Timothy S. Shaughnessy
Vice President and Controller

3

ATTACHMENT  I

IBM REPORTS 2007 FOURTH-QUARTER AND FULL-YEAR RESULTS

•	Diluted earnings of $2.80 per share, up 24 percent as reported;
•	Total revenues of $28.9 billion, up 10 percent;
•	Global Technology Services revenues up 16 percent; pre-tax income up 26 percent;
•	Global Business Services revenues up 17 percent; pre-tax income up 9 percent;
•	Services signings of $15.4 billion; short-term signings up 8 percent;
•	Software revenues up 12 percent; pre-tax income up 21 percent;
•	65 percent of revenues from outside the U.S.; E/ME/A revenues up 16 percent; Asia Pacific up 15 percent.

     ARMONK, N.Y., January 17, 2008 . . . IBM (NYSE: IBM) today announced fourth-quarter 2007 diluted earnings of $2.80 per share from continuing operations compared with diluted earnings of $2.26 per share in the fourth quarter of 2006, an increase of 24 percent as reported.  Fourth-quarter income from continuing operations was $4.0 billion compared with $3.5 billion in the fourth quarter of 2006, an increase of 14 percent.  Total revenues for the fourth quarter of 2007 of $28.9 billion increased 10 percent (4 percent, adjusting for currency) from the fourth quarter of 2006.

     “IBM had a terrific fourth quarter and full year with record revenue, profit and cash.  The broad scope of our global business — led by strong operational performance in Asia, Europe and emerging countries — as well as continued growth in services and software drove these outstanding results,” said Samuel J. Palmisano, IBM chairman, president and chief executive officer.  “As we begin 2008, IBM is well-positioned as a result of our global business reach, solid recurring revenue and profit streams, and strong financial position.  We are on track to achieve our long-term earnings-per-share roadmap objective in 2010.”

     From a geographic perspective, the Americas’ fourth-quarter revenues were $11.7 billion, an increase of 5 percent as reported (2 percent, adjusting for currency) from the 2006 period.  Revenues from Europe/Middle East/Africa were $10.8 billion, up 16 percent (6 percent, adjusting for currency).  Asia-Pacific revenues increased 15 percent (9 percent, adjusting for currency) to $5.5 billion.  OEM revenues were $894 million, down 13 percent compared with the 2006 fourth quarter.

     Total Global Services revenues grew 17 percent (10 percent, adjusting for currency) and pre-tax income increased 19 percent.  Global Technology Services segment revenues increased 16 percent (10 percent, adjusting for currency) to $10.0 billion, with strong performance in all geographic regions and business sectors.  Global Business Services segment revenues, marked by significant growth in core consulting and application management services, increased 17 percent (10 percent, adjusting for currency) to $4.9 billion.  IBM signed services contracts totaling $15.4 billion, down 13 percent year over year versus a strong fourth-quarter 2006; short-term signings increased 8 percent.  The full-year estimated services backlog, including Strategic Outsourcing, Business Transformation Outsourcing, Integrated Technology Services, Global Business Services and Maintenance, was $118 billion, an increase of $2 billion from the prior-year period.

     Revenues from the Systems and Technology segment totaled $6.8 billion for the quarter, down 4 percent (8 percent, adjusting for currency).  Revenues were flat excluding the year-to-year impact of the Printing Systems Division divestiture in June 2007.  Pre-tax income increased 18 percent.  Systems and Technology revenues from the System p UNIX server products increased 9 percent compared with the 2006 period and revenues from System x servers increased 6 percent.  Revenues from System z server products decreased 15 percent versus the year-ago period.

Total delivery of System z computing power, which is measured in MIPS (millions of instructions per second), decreased 4 percent.  Revenues from System i servers increased 2 percent.  Revenues from System Storage increased 11 percent and revenues from Microelectronics decreased 15 percent.

     Revenues from the Software segment were $6.3 billion, an increase of 12 percent (6 percent, adjusting for currency) compared with the fourth quarter of 2006; pre-tax income increased 21 percent.  Revenues from IBM’s middleware products, which primarily include WebSphere, Information Management, Tivoli, Lotus and Rational products, were $5.0 billion, up 13 percent versus the fourth quarter of 2006.  Operating systems revenues of $664 million increased 3 percent compared with the prior-year quarter.

     For the WebSphere family of software products, which facilitate customers’ ability to manage a wide variety of business processes using open standards to interconnect applications, data and operating systems, revenues increased 23 percent.  Revenues from Information Management software, which enables clients to leverage information on demand, increased 11 percent.  Revenues from Tivoli software, infrastructure software that enables clients to centrally manage networks including security and storage capability, increased 19 percent, and revenues from Lotus software, which allows collaborating and messaging by clients in real-time communication and knowledge management, increased 7 percent year over year.  Revenues from Rational software, integrated tools to improve the processes of software development, increased 22 percent compared with the year-ago quarter.

     Global Financing segment revenues increased 8 percent (2 percent, adjusting for currency) in the fourth quarter to $668 million.

     The company’s total gross profit margin was 44.9 percent in the 2007 fourth quarter compared with 44.6 percent in the 2006 period.

     Total expense and other income increased 9 percent to $7.5 billion compared to $6.9 billion in the prior-year period.  Total SG&A expense increased 7 percent to $6.0 billion.  RD&E expense was $1.6 billion, flat compared with the year-ago period.  Intellectual property and custom development income decreased to $236 million compared with $241 million a year ago.  Other (income) and expense contributed income of $98 million in the fourth quarter of 2007 versus income of $150 million in the fourth quarter of 2006.  Interest expense increased to $214 million compared with $71 million in the prior-year period, primarily due to the increase in debt to finance the company’s accelerated share repurchase agreements executed in the second quarter.

     IBM’s effective tax rate in the fourth-quarter 2007 was 28.0 percent, flat compared with the fourth quarter of 2006.

     The weighted-average number of diluted common shares outstanding in the fourth-quarter 2007 was 1.41 billion compared with 1.53 billion shares in the same period of 2006.

Full-Year 2007 Results

•	Diluted earnings of $7.18 per share, up 18 percent as reported;
•	Total revenues of $98.8 billion, up 8 percent;
•	Global Technology Services revenues up 12 percent; pre-tax income up 8 percent;
•	Global Business Services revenues up 13 percent; pre-tax income up 21 percent;
•	Software revenues up 10 percent; pre-tax income up 9 percent.

     Income from continuing operations for the year ended December 31, 2007 was $10.4 billion compared with $9.4 billion in the year-ago period, an increase of 11 percent.  Diluted earnings per share from continuing operations were $7.18, including a gain from the sale of the Printing Systems Division in the second quarter, an increase of 18 percent, compared with $6.06 per diluted share in

2006.  Revenues from continuing operations for 2007 totaled $98.8 billion, an increase of 8 percent (4 percent, adjusting for currency), compared with $91.4 billion in 2006.

     From a geographic perspective, the America’s full-year revenues were $41.1 billion, an increase of 4 percent as reported (3 percent, adjusting for currency) from the 2006 period.  Revenues from Europe/Middle East/Africa were $34.7 billion, an increase of 14 percent (5 percent, adjusting for currency).  Asia-Pacific revenues increased 11 percent (8 percent, adjusting for currency) to $19.5 billion.  OEM revenues were $3.5 billion, down 10 percent compared with 2006.

     Revenues from the Global Technology Services segment totaled $36.1 billion, an increase of 12 percent (7 percent, adjusting for currency) compared with 2006.  Revenues from the Global Business Services segment were $18.0 billion, up 13 percent (9 percent, adjusting for currency).  Systems and Technology segment revenues were $21.3 billion, a decrease of 3 percent (6 percent, adjusting for currency).  Software segment revenues in 2007 totaled $20.0 billion, an increase of 10 percent (6 percent, adjusting for currency).  Global Financing segment revenues totaled $2.5 billion, an increase of 6 percent (2 percent, adjusting for currency).

     For total operations, net income for 2007 was $10.4 billion, or $7.18 per diluted share, compared with the 2006 net income of $9.5 billion, or $6.11 per diluted share, which included a gain from discontinued operations related to country tax settlements of $76 million.

     IBM ended 2007 with $16.1 billion of cash on hand and free cash flow of $12.4 billion, up 1.9 billion year over year.  The balance sheet remains strong, and the company is well positioned to take advantage of opportunities.

     Share repurchases totaled approximately $18.8 billion in 2007, including $12.5 billion executed through accelerated share repurchase agreements in May.  The repurchases are part of the $15 billion authorization for the company’s stock repurchase program approved by the IBM board of directors on April 24.

     The weighted-average number of diluted common shares outstanding in 2007 was 1.45 billion compared with 1.55 billion shares in 2006.  As of December 31, 2007, there were 1.39 billion basic common shares outstanding.

     Debt, including Global Financing, totaled $35.3 billion, compared with $22.7 billion at year-end 2006.  From a management segment view, Global Financing debt increased $2.2 billion from year-end 2006 to a total of $24.5 billion, resulting in a debt-to-equity ratio of 7.1 to 1.  The non-global financing debt-to-capitalization ratio was 30.0 percent at the end of 2007, which reflects increased financial leverage associated with the accelerated share repurchase agreements.

Forward-Looking and Cautionary Statements

     Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the company’s failure to continue to develop and market new and innovative products and services and to keep pace with technological change; competitive pressures; failure to obtain or protect intellectual property rights; fluctuations in revenues and purchases, and volatility of stock prices; the company’s ability to attract and retain key personnel; adverse affects from tax matters; environmental matters; currency fluctuations and customer financing risks; customer credit risk on trade receivables; risks from investing in growth opportunities; the company’s failure to maintain the adequacy of its internal controls; the company’s use of certain estimates and assumptions; dependence on certain suppliers; changes in the financial or business condition of the company’s distributors or resellers; the company’s ability to successfully manage acquisitions and alliances; failure to have sufficient insurance; legal, political, health and economic conditions; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company’s Form 10-Q, Form 10-K and in the company’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference.  The company assumes no obligation to update or revise any forward-looking statements.

Presentation of Information in this Press Release

     In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information which management believes provides useful information to investors:

IBM Results —

•	adjusting for revenues relating to the sale of the Printing System Division;
•	adjusting for free cash flow;
•	adjusting for currency (i.e., at constant currency).

     The rationale for management’s use of non-GAAP measures is included as part of the supplementary materials presented within the fourth-quarter earnings materials.  These materials are available on the IBM investor relations Web site at www.ibm.com/investor and are being included in Attachment II (“Non-GAAP Supplementary Materials”) to the Form 8-K that includes this press release and is being submitted today to the SEC.

Conference Call and Webcast

     IBM’s regular quarterly earnings conference call is scheduled to begin at 4:30 p.m. EST, today.  Investors may participate by viewing the Webcast at www.ibm.com/investor/4q07.  Presentation charts will be available on the Web site prior to the Webcast.

Financial Results Below (certain amounts may not add due to use of rounded numbers; percentages presented are calculated from the underlying whole-dollar amounts).

INTERNATIONAL BUSINESS MACHINES CORPORATION

COMPARATIVE FINANCIAL RESULTS

(Dollars in millions except per share amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2007	2006	Percent Change	2007	2006	Percent Change
REVENUE

Global Technology Services	$9,997	$8,590	16.4%	$36,103	$32,322	11.7%
Gross margin	30.1%	29.9%		29.9%	29.8%

Global Business Services	4,933	4,223	16.8%	18,041	15,969	13.0%
Gross margin	23.1%	24.7%		23.5%	23.1%

Systems and Technology	6,796	7,070	-3.9%	21,317	21,970	-3.0%
Gross margin	45.7%	41.8%		39.7%	37.7%

Software	6,259	5,607	11.6%	19,982	18,161	10.0%
Gross margin	87.1%	86.5%		85.2%	85.2%

Global Financing	668	620	7.7%	2,502	2,365	5.8%
Gross margin	45.5%	48.6%		46.7%	50.3%

Other	212	147	44.8%	842	637	32.1%
Gross margin	-15.8%	-6.9%		4.4%	5.7%

TOTAL REVENUE	28,866	26,257	9.9%	98,786	91,424	8.1%

GROSS PROFIT	12,970	11,701	10.8%	41,729	38,295	9.0%
Gross margin	44.9%	44.6%		42.2%	41.9%

EXPENSE AND OTHER INCOME

S,G&A	6,016	5,620	7.0%	22,060	20,259	8.9%
% of revenue	20.8%	21.4%		22.3%	22.2%

R,D&E	1,586	1,587	-0.1%	6,153	6,107	0.8%
% of revenue	5.5%	6.0%		6.2%	6.7%

Intellectual property and custom development income	(236)	(241)	-1.7%	(958)	(900)	6.4%
Other (income) and expense	(98)	(150)	-34.5%	(626)	(766)	-18.3%
Interest expense	214	71	203.6%	611	278	119.6%

TOTAL EXPENSE AND OTHER INCOME	7,481	6,887	8.6%	27,240	24,978	9.1%
% of revenue	25.9%	26.2%		27.6%	27.3%

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	5,489	4,814	14.0%	14,489	13,317	8.8%
Pre-tax margin	19.0%	18.3%		14.7%	14.6%

Provision for income taxes	1,537	1,350	13.9%	4,071	3,901	4.4%
Effective tax rate	28.0%	28.0%		28.1%	29.3%

INCOME FROM CONTINUING OPERATIONS	3,951	3,464	14.1%	10,418	9,416	10.6%
Net margin	13.7%	13.2%		10.5%	10.3%

DISCONTINUED OPERATIONS
Income/(loss) from discontinued operations	1	76		(0)	76

NET INCOME	$3,952	$3,541	11.6%	$10,418	$9,492	9.7%

EARNINGS/(LOSS) PER SHARE OF COMMON STOCK:

ASSUMING DILUTION
CONTINUING OPERATIONS	$2.80	$2.26	23.9%	$7.18	$6.06	18.5%
DISCONTINUED OPERATIONS	0.00	0.05		(0.00)	0.05

TOTAL	$2.80	$2.31	21.2%	$7.18	$6.11	17.5%

BASIC
CONTINUING OPERATIONS	$2.85	$2.30	23.9%	$7.32	$6.15	19.0%
DISCONTINUED OPERATIONS	0.00	0.05		(0.00)	0.05

TOTAL	$2.86	$2.35	21.7%	$7.32	$6.20	18.1%

WEIGHTED-AVERAGE NUMBER COMMON SHARES OUTSTANDING (M’s)
ASSUMING DILUTION	1,412.9	1,532.5		1,450.6	1,553.5
BASIC	1,384.1	1,507.3		1,423.0	1,530.8

INTERNATIONAL BUSINESS MACHINES CORPORATION

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

(Dollars in millions)	At December 31, 2007	At December 31, 2006	Percent Change

ASSETS

Cash, cash equivalents, and marketable securities	$16,146	$10,657	51.5%

Receivables — net, inventories, prepaid expenses	37,031	34,003	8.9%

Plant, rental machines, and other property — net	15,081	14,440	4.4%

Investments and other assets	52,172	44,134	18.2%

TOTAL ASSETS	$120,431	$103,234	16.7%

LIABILITIES AND STOCKHOLDERS’ EQUITY

Short-term debt	$15,735	$8,902	76.8%
Long-term debt	19,539	13,780	41.8%

Total debt	35,274	22,682	55.5%

Accounts payable, taxes, and accruals	32,076	31,189	2.8%

Other liabilities	24,612	20,857	18.0%

TOTAL LIABILITIES	91,962	74,728	23.1%

STOCKHOLDERS’ EQUITY	28,470	28,506	-0.1%

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$120,431	$103,234	16.7%

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

	FOURTH QUARTER 2007
				Pre-tax
				Income
				(Loss)
				From
	Revenue			Continuing	Pre-tax
(Dollars in millions)	External	Internal	Total	Operations	Margin

SEGMENTS

Global Technology Services	$9,997	$393	$10,390	$1,061	10.2%
Y-T-Y Change	16.4%	-9.6%	15.1%	25.8%

Global Business Services	4,933	287	5,220	588	11.3%
Y-T-Y Change	16.8%	-17.8%	14.2%	9.2%

Systems and Technology	6,796	240	7,036	1,364	19.4%
Y-T-Y Change	-3.9%	-33.6%	-5.3%	17.8%

Software	6,259	712	6,971	2,433	34.9%
Y-T-Y Change	11.6%	12.7%	11.7%	20.8%

Global Financing	668	445	1,113	341	30.7%
Y-T-Y Change	7.7%	-8.8%	0.4%	-11.8%

TOTAL REPORTABLE SEGMENTS	28,654	2,077	30,731	5,787	18.8%
Y-T-Y Change	9.7%	-8.3%	8.3%	17.1%

Eliminations / Other	212	(2,077)	(1,865)	(298)

TOTAL IBM CONSOLIDATED	$28,866	$0	$28,866	$5,489	19.0%
Y-T-Y Change	9.9%		9.9%	14.0%

	FOURTH QUARTER 2006
				Pre-tax
				Income
				(Loss)
				From
	Revenue			Continuing	Pre-tax
(Dollars in millions)	External	Internal	Total	Operations	Margin

SEGMENTS

Global Technology Services	$8,590	$435	$9,025	$843	9.3%

Global Business Services	4,223	349	4,572	538	11.8%

Systems and Technology	7,070	362	7,432	1,158	15.6%

Software	5,607	632	6,239	2,015	32.3%

Global Financing	620	488	1,108	387	34.9%

TOTAL REPORTABLE SEGMENTS	26,111	2,266	28,377	4,940	17.4%

Eliminations / Other	147	(2,266)	(2,120)	(126)

TOTAL IBM CONSOLIDATED	$26,257	$0	$26,257	$4,814	18.3%

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

	TWELVE MONTHS 2007
				Pre-tax
				Income
				(Loss)
				From
	Revenue			Continuing	Pre-tax
(Dollars in millions)	External	Internal	Total	Operations	Margin

SEGMENTS

Global Technology Services	$36,103	$1,636	$37,739	$3,557	9.4%
Y-T-Y Change	11.7%	-7.2%	10.7%	8.2%

Global Business Services	18,041	1,193	19,234	2,064	10.7%
Y-T-Y Change	13.0%	-13.1%	10.9%	21.0%

Systems and Technology	21,317	998	22,315	2,153	9.6%
Y-T-Y Change	-3.0%	-14.5%	-3.6%	23.8%

Software	19,982	2,416	22,398	6,002	26.8%
Y-T-Y Change	10.0%	7.5%	9.7%	9.3%

Global Financing	2,502	1,482	3,984	1,386	34.8%
Y-T-Y Change	5.8%	-3.0%	2.4%	-4.7%

TOTAL REPORTABLE SEGMENTS	97,944	7,726	105,670	15,163	14.3%
Y-T-Y Change	7.9%	-4.4%	6.9%	10.8%

Eliminations / Other	842	(7,726)	(6,884)	(674)

TOTAL IBM CONSOLIDATED	$98,786	$0	$98,786	$14,489	14.7%
Y-T-Y Change	8.1%		8.1%	8.8%

	TWELVE MONTHS 2006
				Pre-tax
				Income
				(Loss)
				From
	Revenue			Continuing	Pre-tax
(Dollars in millions)	External	Internal	Total	Operations	Margin

SEGMENTS

Global Technology Services	$32,322	$1,763	$34,086	$3,288	9.6%

Global Business Services	15,969	1,373	17,341	1,706	9.8%

Systems and Technology	21,970	1,168	23,138	1,739	7.5%

Software	18,161	2,249	20,409	5,493	26.9%

Global Financing	2,365	1,527	3,892	1,455	37.4%

TOTAL REPORTABLE SEGMENTS	90,787	8,080	98,867	13,682	13.8%

Eliminations / Other	637	(8,080)	(7,443)	(365)

TOTAL IBM CONSOLIDATED	$91,424	$0	$91,424	$13,317	14.6%

Contact:	IBM
Edward Barbini, 914/499-6565
barbini@us.ibm.com

John Bukovinsky, 732/618-3531
jbuko@us.ibm.com

ATTACHMENT II

iR iiwww.ibm.com/nvestor 4Q 2007 Earnngs Presentaton January 17, 2008

Forward Looking Statements Certain comments made in this presentation may be characterized as forward looking under the Private Securities Litigation Reform Act of 1995. Those statements involve a number of factors that could cause actual results to differ materially. Additional information concerning these factors is contained in the Company's filings with the SEC. Copies are available from the SEC, from the IBM web site, or from IBM Investor Relations. These charts and the associated remarks and comments are integrally related, and are intended to be presented and understood together. 2www.ibm.com/investor

IBM

4Q 2007 Summary

4Q EPS: $2.80 +24% FY EPS: $7.18 +18%

- **Results reflect strength of global model**
- **Continued momentum in Services**
  - Global Technology Services: Revenue +16%, Profit +26%
  - Global Business Services: Revenue +17%, Profit +9%
  - $15.4B Signings, with Short-Term +8%
- **Software driven by strong execution**
  - Software: Revenue +12%, Profit +21%
- **Systems stability with margin expansion driving profit growth**
  - Systems & Technology: Revenue flat*, Profit +18%
- **Strong Cash and Balance Sheet as we enter 2008**
  - Full Year Free Cash Flow $12.4B, +$1.9B
  - $16.1B Cash Balance, +$5.5B year-to-year

** Excludes Printer Revenue*

Expect EPS growth of 15-16% ($8.20-$8.30) in 2008
On track for 2010 roadmap of $10-$11 EPS

www.ibm.com/investor 3

4Q 2007 Financial Summary From Continuing Operations $ in Billions, except EPS 4Q07 Revenue $28.9 @ CC GP % 44.9% Expense $7.5 Pre-Tax Income $5.5 Tax Rate 28.0% Net Income $4.0 Shares (Diluted) (M) 1,412.9 EPS $2.80 B/(W) Yr/Yr 10% 4% 0.4 pts (9%) 14% 0.0 pts 14% 8% 24% Strong operating leverage 4www.ibm.com/investor

2007 Financial Summary From Continuing Operations $ in Billions, except EPS FY07 Revenue $98.8 @ CC GP % 42.2% Expense $27.2 Pre-Tax Income $14.5 Tax Rate 28.1% Net Income $10.4 Shares (Diluted) (M) 1,450.6 EPS $7.18 EPS w/o Printer Gain* $7.13 B/(W) Yr/Yr 8% 4% 0.4 pts (9%) 9% 1.2 pts 11% 7% 18% 18% * Printer Business Sale: $81M pre-tax gain; $0.05 EPS Impact 5www.ibm.com/investor

2007 Summary and Selected Items $ in Billions, except EPS B/(W) Pre-Tax FY07 Yr/Yr Includes: Income Revenue $98.8 8% Retirement-Related Benefits ($2.6) Pre-Tax Income $14.5 9% PTI Margin 14.7% 0.1 pts Stock-Based Compensation (0.7) Net Income $10.4 11% Amort. of Purchased Intangibles (0.4) EPS $7.18 18% Workforce Rebalancing (0.3) EPS w/o Printer $7.13 18% Reported results include $4B PTI impact from selected items 6www.ibm.com/investor

Revenue by Key Industry Sales Unit B/(W) Yr/Yr $ in Billions 4Q07 Rptd @CC Financial Services $8.3 11% 5% Public 4.3 13% 8% Industrial 3.4 7% 1% Distribution 2.8 8% 3% Communications 2.8 16% 10% Small / Medium Business 5.4 11% 5% All Sectors $28.1 11% 5% Financial SMB Comms Distribution IndustrialPublic Rest of World U.S . 7www.ibm.com/investor

Revenue by Geography $ in Billions B/(W) Yr/Yr 4Q07 Rptd @CC Americas $11.7 5% 2% Europe/ME/A 10.8 16% 6% Asia Pacific 5.5 15% 9% OEM 0.9 (13%) (13%) IBM $28.9 10% 4% OEM Asia Pacific U.S. EMEA Canada/ LA. 65% Revenue outside U.S. 8www.ibm.com/investor

9www.ibm.com/investorStrong Geographic Revenue MixStrong Geographic Revenue MixCountries growing more than 10% in local currency collectively constitute 22% of IBM’s 4Q 07business and grew more than 20% Countries with 4Q 07Revenue Growth >10% at local currencyExcludes OEM revenues

Revenue by SegmentRevenue by Segment $ in Billions Global Technology Services Global Business Services Systems & Technology without Printers Software Global Financing Total Segments B/(W) Yr/Yr 4Q07 Rptd @CC $10.0 16% 10% 4.9 17% 10% 6.8 (4%) (8%) 0% (4%) 6.3 12% 6% 0.7 8% 2% 28.7 10% 4% GlobalTechnologyServicesGlobalBusiness Services Systems & TechnologySoftwareGlobal Financing Total IBM $28.9 10% 4% Strong growth in Services & Software 10www.ibm.com/investor

Expense Summary B/(W) $ in Billions 4Q07 Yr/Yr SG&A $6.0 (7%) RD&E 1.6 0% IP and Development Income (0.2) (2%) Other (Income)/Expense (0.1) (34%) Interest Expense 0.2 (204%) Total Expense & Other Income $7.5 (9%) Yr/Yr Drivers Currency Acq.* Ops (5 pts) (1 pts) (2pts) 0 pts (2 pts) 2 pts (5 pts) (1 pts) (2 pts) * Includes Acquisitions made in the last twelve months Aligning investments to growth opportunities 11www.ibm.com/investor

Margins by Segment External Total Gross Profit Margins Pre-Tax Margins B/(W) B/(W) $ in Billions 4Q07 Yr/Yr Pts 4Q07 Yr/Yr Pts Global Technology Services 30.1% 0.2 pts 10.2% 0.9 pts Global Business Services 23.1% (1.7 pts) 11.3% (0.5 pts) Systems & Technology 45.7% 3.9 pts 19.4% 3.8 pts Software 87.1% 0.6 pts 34.9% 2.6 pts Global Financing 45.5% (3.2 pts) 30.7% (4.2 pts) Total Segments 45.4% 0.5 pts 18.8% 1.4 pts Total IBM 44.9% 0.4 pts 19.0% 0.7 pts Broad-based margin expansion 12www.ibm.com/investor

Services Segments Global Technology Services (GTS) $ in Billions B/(W) Yr/Yr 4Q07 Rptd @CC Revenue (External) $10.0 16% 10% Gross Margin (External) 30.1% 0.2 pts PTI Margin 10.2% 0.9 pts Global Services Signings @CC 4Q07 Yr/Yr GBS Short-Term $3.9 9% GTS Short-Term 2.8 6% Total Short Term Signings 6.6 8% Total Long Term Signings 8.8 (25%) Total Signings $15.4 (13% ) Global Business Services (GBS) B/(W) Yr/Yr $ in Billions Revenue (External) Gross Margin (External) PTI Margin 4Q07 Rptd @CC $4.9 17% 10% 23.1% (1.7 pts) 11.3% (0.5 pts) +11% Yr/Yr 4Q07 Revenues (% of Total Servi+16% /Yr +56% +15% Yr/Yr Yr/Yr Yr/Yr Strategic Outsourcing 34% Global Business Services 33% Integrated Technology Services 16% Maint. 12% BTO 5% ces) +17% Yr Continued momentum in Services 13www.ibm.com/investor

Systems & Technology Segment $ in Billions B/(W) Yr/Yr 4Q07 Rptd @CC Revenue (External) $6.8 (4%) (8%) without Printers 6.8 Flat (4%) Gross Margin (External) 45.7% 3.9 pts PTI Margin 19.4% 3.8 pts 4Q07 Revenue Yr/Yr System z (15%) System i 2% System p 9% System x Servers 6% Storage 11% Retail Store Solutions 6% Total Systems 2% Technology (11%) Total Systems & Technology w/o Printers 0% 4Q07 Revenue (% of Total S&TG) Servers 65% Stor age 19% Technology 12% RSS Margin expansion drives strong profit growth 14www.ibm.com/investor

Software Segment $ in Billions Revenue (External) Gross Margin (External) PTI Margin 4Q07 Revenue Yr/Yr Websphere Family 23% Information Management 11% Tivoli 19% Lotus 7% Rational 22% Key Branded Middleware 15% Total Middleware 13% B/(W) Yr/Yr 4Q07 Rptd @CC $6.3 12% 6% 87.1% 0.6 pts 34.9% 2.6 pts 4Q07 Revenue (% of Total Software) Key Branded Middlewar e 58% Operating Systems 11% Other Middlewar e 21% Other 10% Total Software 12% Key Branded Middleware drives Software growth 15www.ibm.com/investor

Cash Flow Analysis $ in Billions 4Q07 B/(W) Yr/Yr FY07 B/(W) Yr/Yr Net Cash from Continuing Ops $5.2 ($0.2) $16.1 $1.1 Less: Global Financing Receivables (3.5) (0.9) (1.3) (1.0) Net Cash from Continuing Ops (excluding GF Receivables) 8.7 0.7 17.4 2.1 Net Capital Expenditures (1.4) (0.1) (5.0) (0.2) Free Cash Flow (excluding GF Receivables) 7.3 0.7 12.4 1.9 Acquisitions (0.3) 2.6 (1.0) 2.8 Divestitures 0.0 0.0 0.3 0.3 Dividends (0.6) (0.1) (2.1) (0.5) Share Repurchases (0.5) 0.9 (18.8) (10.7) Non-GF Debt (0.8) (0.7) 10.9 12.1 Other (includes GF A/R & GF Debt) (2.8) (0.8) 3.8 2.7 Change in Cash & Marketable Securities $2.3 $2.6 $5.5 $8.5 Substantial Cash Flow 16www.ibm.com/investor

Balance Sheet Summary $ in Billions Cash & Marketable Securities Non-GF Assets* Global Financing Assets* Total Assets Dec. 06 Dec. 07 $10.7 $16.1 59.5 67.5 33.1 36.8 103.2 120.4 Other Liabilities 52.0 56.7 Non-GF Debt 0.4 10.7 Global Financing Debt 22.3 24.5 Total Debt 22.7 35.3 Total Liabilities 74.7 92.0 Equity 28.5 28.5 Non-GF Debt / Capital 2% 30% *Excluding Cash & Market abl e Securities Global Financing Leverage 6.9 7.1 Strong Balance Sheet & Cash position entering 2008 17www.ibm.com/investor

4Q 2007 EPS Bridge From Continuing Operations $2.26 $0.22 $0.05 $0.10 $0.06 $0.22 $2.80 4Q06 EPS Revenue Gross Expense Interest Share 4Q07 EPS 24% Yr/Yr Growth of Margin Productivity Expense on Repurchases 10% as rptd. Expansion 0.4 pts Debt to fund ASR 18www.ibm.com/investor

2007 Key Performance Metrics Revenue Growth Net Margin Expansion +8% Yr/Yr $98.8B $10.4B +4% @ CC Net Income $9.4B $91.4B +11% Yr/Yr Net Margin +0.2 pts. 2006 2007 2006 2007 Earnings Per Share Free Cash Flow +$1.9B Yr/Yr $12.4B +18% Yr/Yr $7.18 $6.06 $10.5B 2006 2007 2006 2007 19www.ibm.com/investor

Well-Positioned Entering 2008 2010 $6.06$7.18$10-$11 • Strong Product position • Services and Software offerings very competitive and driving growth • Hardware: New product introductions enhance server lineup • Significant Revenue base in fast growing economies • Years of investments aligned to these growth opportunities • Operating model in place and executing well 2007 • Annuity businesses provide solid base of profit and cash • Positioned to drive margin growth 2006 • Disciplined cost and expense management • Continuing to invest in acquisitions for software and services • Financial Flexibility to support the strategy and 2010 roadmap • Free Cash Flow $12.4B and $16.1B Cash balance • Positioned to be opportunistic on investments, achieve 2008 EPS goals and provide substantial returns to investors through share buyback and dividends Expect EPS growth of 15-16% ($8.20-$8.30) in 2008 EPS On track for 2010 roadmap of $10-$11 EPS 20www.ibm.com/investor

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Supplemental Materials Some columns and rows in these materials, including the supplemental exhibits, may not add due to rounding • Supplemental Segment Information – Global Services, Software • Supplemental Segment Information – Systems & Technology • Revenue by Geography – FY 2007 • Revenue by Segment – FY 2007 • Margins by Segment – FY 2007 • Expense Summary – FY 2007 • Currency – Year/Year Comparison • Cash Flow (FAS 95) • Non-GAAP Supplementary Materials • Divested Printing Systems Business • Constant Currency, Cash Flow • Interest Expense • Reconciliation of Expected EPS Growth • Reconciliation of Revenue Growth in Selected Countries • Reconciliation of Asia Pacific Revenue Growth • Reconciliation of Net Income • Reconciliation of Net Income Margin • Reconciliation to Net Cash from Operations 22www.ibm.com/investor

Supplemental Segment Information – 4Q 2007 @CCYr/YrGLOBAL SERVICES Revenue Growth Revenue Growth @CCYr/YrSOFTWARE Strategic Outsourcing 15% 8% Websphere Family 23% 16% Business Transformation 56% 50% Information Management 11% 5% Outsourcing Tivoli 19% 12% Integrated Tech Services 11% 5% Lotus 7% Flat Maintenance 16% 10% Rational 22% 16% Global Technology Services 16% 10% Key Branded Middleware 15% 9% Global Business Services 17% 10% Other Middleware 8% 3% GBS Long-Term Global Services Signings $1.9 4Q07 (48%) Yr/Yr Operating Systems Total Middleware 3% 13% (2%) 7% GTS Long-Term 6.9 (14%) Other Software/Services 7% Flat Total Long -Term Signings $8.8 (25%) Total Software 12% 6% 23www.ibm.com/investor

Supplemental Segment Information – 4Q 2007 Shar eGP%@CCYr/YrSystems & Technology Group Revenue System z (15%) (19%) System i 2% (3%) System p 9% 5% System x Servers 6% 1% System Storage 11% 6% Retail Store Solutions 6% 1% Total Systems 2% (3%) Microelectronics (15%) (15%) E&TS 23% 19% Total Technology (11%) (12%) Total Systems & Technology Flat (4%) without Printers = = = 24www.ibm.com/investor

Revenue by Geography $ in Billions B/(W) Yr/Yr FY07 Rptd @CC Americas $41.1 4% 3% Europe/ME/A 34.7 14% 5% Asia Pacific 19.5 11% 8% OEM 3.5 (10%) (10%) IBM $98.8 8% 4% Asia Pacific OEM U.S. EMEA Canada/ LA. 25www.ibm.com/investor

Revenue by Segment $ in Billions Global Technology Services Global Business Services Systems & Technology Software Global Financing Total Segments B/(W) Yr/Yr FY07 Rptd @CC $36.1 12% 7% 18.0 13% 9% 21.3 (3%) (6%) 20.0 10% 6% 2.5 6% 2% $97.9 8% 4% Global Technology Services Global Business Services Systems & Technology Software Global Total IBM $98.8 8% 4% Financing 26www.ibm.com/investor

Margins by Segment External Total Gross Profit Margins Pre-Tax Margins B/(W) B/(W) $ in Billions FY07 Yr/Yr Pts FY07 Yr/Yr Pts Global Technology Services 29.9% 0.1 pts 9.4% (0.2 pts) Global Business Services 23.5% 0.4 pts 10.7% 0.9 pts Systems & Technology 39.7% 2.0 pts 9.6% 2.1 pts Software 85.2% 0.0 pts 26.8% (0.1 pts) Global Financing 46.7% (3.5 pts) 34.8% (2.6 pts) Total Segments 42.6% 0.4 pts 14.3% 0.5 pts Total IBM 42.2% 0.4 pts 14.7% 0.1 pts 27www.ibm.com/investor

Expense Summary B/(W) $ in Billions FY07 Yr/Yr SG&A $22.1 (9%) RD&E 6.2 (1%) IP and Development Income (1.0) 6% Other (Income)/Expense (0.6) (18%) Interest Expense 0.6 (120%) Total Expense & Other Income $27.2 (9%) * Includes Acquisitions made in the last twelve months Yr/Yr Drivers Currency Acq.* Ops (3 pts) (3 pts) (3pts) 0 pts (4 pts) 3 pts (4 pts) (4 pts) (2 pts) 28www.ibm.com/investor

Currency – Year/Year Comparison Quarterly Averages per US $ 1/16 Yr/Yr @ 1/16 Spot 3Q07 Yr/Yr 4Q07 Yr/Yr Spot 1Q08 3Q082Q08 4Q08 Euro 0.73 7% 0.69 11% 0.68 11% 7%9% 2% Pound 0.49 7% 0.49 6% 0.51 1% (3%)(1%) (4%) Yen 118 (1%) 113 4% 107 11% 9%12% 6% IBM Revenue Impact 4 pts 6 pts 6~7 pts 5 pts 3~4 pts 1 pts Negative Yr/Yr growth signifies a translation hurt IBM hedges its major cross-border cash flows to mitigate the effect of currency volatility in the year-over-year results. The impact of these hedging programs is principally reflected in Other Income and Expense, as well as Cost of Goods Sold. 29www.ibm.com/investor

Cash Flow (FAS 95) $ in Billions 4Q07 4Q06 FY07 FY06 Net Income from Continuing Operations $4.0 $3.5 $10.4 $9.4 Depreciation / Amortization 1.3 1.3 5.2 5.0 Stock-based Compensation Expense 0.2 0.2 0.7 0.8 Working Capital / Other 3.2 3.0 1.1 0.0 Global Financing A/R (3.5) (2.6) (1.3) (0.3) Net Cash provided by Operating Activities 5.2 5.3 16.1 15.0 Capital Expenditures, net (1.4) (1.4) (5.0) (4.7) Divestitures 0.0 0.0 0.3 0.0 Acquisit ions (0.3) (2.9) (1.0) (3.8) Other Investing 2.8 (1.3) 1.0 (3.0) Net Cash used in Investing Activities 1.1 (5.6) (4.7) (11.5) Global F inancing Debt 0.5 0.8 1.2 1.0 Non Global F inancing Debt (0.8) (0.1) 10.9 (1.1) Dividends (0.6) (0.5) (2.1) (1.7) Share Repurchases (0.5) (1.4) (18.8) (8.1) Other 0.7 0.9 4.1 1.7 Net Cash used in Financing Activities (0.6) (0.3) (4.7) (8.2) Effect of Exchange Rate changes on Cash 0.1 0.1 0.3 0.2 Discontinued Operations 0.0 0.0 0.0 0.0 Net Change in Cash & Cash Equivalents (Continuing Operations) $5.7 ($0.5) $7.0 ($4.5) 30www.ibm.com/investor

Non-GAAP Supplementary Materials In an effort to provide investors with additional information regarding the company's results as determined by generally accepted accounting principles (GAAP), the company also discusses, in its earnings press release and earnings presentation materials, the following Non-GAAP information which management believes provides useful information to investors. Divested Printing Systems Division Management presents certain financial results without Printing Systems Division (PSD) revenue and the divestiture-related gain. In June 2007, the company divested 51 percent of its shares in a wholly-owned subsidiary, InfoPrint Solutions, that was based on PSD. Given this divestiture, management believes that presenting certain financial information without PSD revenue and the divestiture-related gain is more representative of the company’s performance and provides additional insight into, and clarifies the basis for, historical and/or future performance, which may be more useful for investors. 31www.ibm.com/investor

Non-GAAP Supplementary Materials Constant Currency Management refers to growth rates at constant currency or adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to- period comparisons of the company's business performance. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates. Cash Flow Management includes presentations of both cash flow from operations and free cash flow that exclude the effect of Global Financing Receivables. For a financing business, increasing receivables is the basis for growth. Receivables are viewed as an investment and an income-producing asset. Therefore, management presents financing receivables as an investing activity. Management’s view is that this presentation gives the investor the best perspective of cash available for new investment or for distribution to shareholders. 32www.ibm.com/investor

Non-GAAP Supplementary Materials Interest Expense Management presents certain financial results excluding the effects of a higher level of interest expense as a result of the company’s Accelerated Share Repurchase executed in the second quarter of 2007. Given its unique nature, management believes that presenting certain financial information without this higher level of interest expense is more representative of the company's operational performance and provides additional insight into, and clarifies the basis for, historical and/or future performance, which may be more useful for investors. 33www.ibm.com/investor

Non-GAAP Supplementary Materials Reconciliation of Expected EPS Growth 2008 2007 Growth Earnings Per Share, excluding PSD gain in 2007 $8.20-8.30 $7.13 15-16% Earnings Per share, as reported for 2007 $8.20-8.30 $7.18 14-16% The above serves to reconcile the Non-GAAP financial information contained in the discussion regarding “4Q 2007 Summary” and “IBM is Well Positioned Entering 2008” discussions in the company’s earnings presentation. See Slide 31 of this presentation for additional information on the use of these Non-GAAP financial measures. 34www.ibm.com/investor

Non-GAAP Supplementary Materials Reconciliation of Revenue Growth in Selected Countries 4Q07 Yr/Yr As Rptd @ CC Spain 28% 15% Countries growing more than 10% 31% 22% The above serves to reconcile the Non-GAAP financial information contained in the “Geographic Revenue” discussion regarding revenue growth in certain countries in the company’s earnings presentation. See Slide 32 of this presentation for additional information on the use of these Non-GAAP financial measures. 35www.ibm.com/investor

Non-GAAP Supplementary Materials Reconciliation of Asia Pacific Revenue Growth 4Q07 Yr/Yr As Rptd @ CC Asia Pacific Regions, other than Japan 16%-36% 15%-25% Total of Asia Pacific Regions, other than Japan 28% 20% The above serves to reconcile the Non-GAAP financial information contained in the “Geographic Revenue” discussion regarding revenue growth in certain countries in the company’s earnings presentation. See Slide 32 of this presentation for additional information on the use of these Non-GAAP financial measures. 36www.ibm.com/investor

Non-GAAP Supplementary Materials Reconciliation of Net Income $ inBillions FY07 FY06 B/(W) Net Income $10.4 $9.4 11% Net Income excluding additional interest $10.7 $9.4 13% The above serves to reconcile the Non-GAAP financial information contained in the “2007 Key Performance Metrics” discussion in the company’s earnings presentation. See Slide 33 of this presentation for additional information on the use of these Non- GAAP financial measures. 37www.ibm.com/investor

Non-GAAP Supplementary Materials Reconciliation of Net Income Margin FY07 FY06 B/(W) Net Income Margin 10.5% 10.3% 0.2 Net Income Margin excluding additional 10.8% 10.3% 0.5 interest The above serves to reconcile the Non-GAAP financial information contained in the “2007 Key Performance Metrics” discussion in the company’s earnings presentation. See Slide 33 of this presentation for additional information on the use of these Non- GAAP financial measures. 38www.ibm.com/investor

Non-GAAP Supplementary Materials Reconciliation to Net Cash from Operations $ in Billions FY07 FY06 B/(W) Net Cash from Operations (Continuing Ops) $16.1 $15.0 7% Less: Global Financing Receivable (1.3) (0.3) Net Cash from Operations (Continuing Ops), excluding GF Receivables 17.4 15.3 Net Capital Expenditures (5.0) (4.7) Free Cash Flow (excluding GF Receivables) $12.4 $10.5 18% The above serves to reconcile the Non-GAAP financial information contained in the “2007 Key Performance Metrics” discussion in the company’s earnings presentation. See Slide 32 of this presentation for additional information on the use of these Non- GAAP financial measures. 39www.ibm.com/investor

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